SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2004

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-22056	86-0746929
(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road

Scottsdale, Arizona

85251

(Address of Principal Executive Offices)

(Zip Code)

(480) 606-3886

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

Effective January 31, 2004, Rural/Metro Corporation, a Delaware corporation ceased providing services in one of its fire and other service areas in connection with the expiration of a contract. The results of this service area will be included in discontinued operations beginning with filings made for the quarter ended March 31, 2004. The assets related to the service area totaled $0.6 million or 0.3% of total assets at December 31, 2003.

Item 7. Exhibits

(a)	Not applicable.

(b)	Pro forma Condensed Financial Information. The required pro forma financial information is included as Exhibit 99.1 to this Report.

(c)	The following exhibit is filed herewith:

99.1	Pro Forma Financial Statements of Rural/Metro Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: February 17, 2004	By:	/s/ John S. Banas III
John S. Banas III
Executive Vice President

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Pro Forma Financial Statements of Rural/Metro Corporation